UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2019

SANDRIDGE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33784	20-8084793
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma

(Address of principal executive offices)

(405) 429-5500

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	SandRidge Energy, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders on May 23, 2019 (the “Annual Meeting”).

(b)	Stockholders voted on the matters set forth below as follows:

(1)	Voting results for the election of directors were as follows:

Name of Nominee	Number of Votes Cast For	Number of Votes Against	Number of Votes Abstain	Broker Non-votes
Bob G. Alexander	23,779,637	2,157,339	24,578	—
Jonathan Christodoro	23,826,902	2,110,359	24,293	—
Jonathan Frates	24,780,694	1,156,567	24,293	—
John “Jack” Lipinski	24,466,893	1,470,368	24,293	—
Paul D. McKinney	24,959,222	982,193	20,139	—
Randolph C. Read	23,522,784	2,414,477	24,293	—

(2)	Voting results for the approval, through a non-binding vote, of the 2018 compensation provided to the Company’s named executive officers were as follows:

Number of Votes Cast For	Number of Votes Against	Number of Votes Abstain	Broker Non-votes
4,955,212	10,054,101	10,952,241	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Dated: May 24, 2019	By:	/s/ Philip T. Warman
Philip T. Warman
Executive Vice President, General Counsel & Corporate Secretary